UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2017

Sealand Natural Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55172	45-2416474
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1722 South Coast Hwy. Oceanside, CA 92054

(Address of Principal Executive Offices) (Zip Code)

800 688 0501

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On August 29, 2016 and September 30, 2016, the Company completed the sale of $350,000 of face value of Convertible Promissory Notes (the “Notes”) to two accredited investors due 3 years from each date thereof (the “Maturity Date”) . These notes bear interest at the rate of 8% per annum with a late payment interest rate of 13% per annum. The notes are convertible into an aggregate of 350,000 shares of the Company’s $0.001 par value common shares (the “Share(s)”) at the option of the shareholders thereof at the lesser of $1.00 per share or 90% of the purchase price of any offering or issuance of common shares by the Company prior to the Maturity Date. Note subscribers also received a ten-year warrant to purchase one Share for each dollar amount of Notes subscribed for by such subscriber for $1.50 per Share for an aggregate of 350,000 Shares.

The Notes require the Company to become current in its filings with the SEC on or before January 31, 2017 unless such date is extended by agreement of the holders of the Notes.

The principal and interest of the Notes is personally guaranteed by A. Stone Douglass, the Company’s new CEO. Mr. Douglass guarantee is secured by a security agreement and UCC-1 filing granting Mr. Douglass a lien on all of the Company’s assets.

Due to delays in completion of the Company’s Forms 10-K and 10-Q caused by unresolved accounting issues involving the Company’s wholly owned Danish operating subsidiary, the Company failed to file the reports necessary to become current in its filings with the SEC by January 31, 2017 as required by the Notes. On February 22, 2017 the Company and the three noteholders cured this default by mutually agreeing to extend the date to become current with the SEC to March 31, 2017 by executing the attached Note Amendment.

Item 4.01 Changes in Registrant’s Certifying Accountant

On February 16, 2016, the Company appointed Michael Gillespie & Associates. PLLC, 10544 Alton Ave. NE, Seattle WA 98125 as its independent auditors and the firm accepted said appointment.

Item 8.01 Other Events

On November 2, 2016 the Company received a letter dated October 28, 2016 from the Division of Corporate Finance of the United States Securities and Exchange Commission the (“Commission”) informing the Company that it was no longer in compliance with its reporting obligations under Section 13(a) of the Securities and Exchange Act of 1934 (the “Exchange Act”) and that if the Company failed to file its reports required by the Exchange Act in fifteen days from October 28, 2016, the Company may be subject to an administrative proceeding pursuant to Section 12(j) of the Exchange or a halt to trading in the Company’s shares pursuant to Section 12(j) of the Exchange Act. Company counsel contacted the Commission and informed them that the Company was taking steps necessary to bring the Company current in its filings as soon as possible. The Commission noted the Company’s communication and informed Company counsel that the Commission would continue to monitor the situation.

On January 28, 2017 the Company’s CEO traveled to Denmark to meet with management of the Company’s wholly owned subsidiary to expedite completion of the resolution of the all outstanding accounting issues and the concomitant filing of the Company’s required reports under the Exchange Act. Management believes that the Company will be current in all of its required SEC periodic reports on or before March 31, 2017.

Item 9.01 Financial Statements and Exhibits

Exhibit 1. Note Amendment

Exhibit 2. Security Agreement and UCC-1 Filing

Exhibit 3. Letter of Engagement of Michael Gillespie & Associates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Sealand Natural Resources, Inc.

By	/s/ Stone Douglass
Name:	Stone Douglass
Title:	Chief Executive Officer

Date: March 1, 2017